UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16535 (Commission File Number)	52-2301683 (I.R.S. Employer Identification Number)

300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.02.     Results of Operations and Financial Condition.
     On September 7, 2006, Odyssey Re Holdings Corp. (the “Company”) intends to make an investor presentation, attached hereto as Exhibit 99.1, at the Keefe, Bruyette & Woods 2006 Insurance Conference. The attached presentation contains certain updated, unaudited financial information regarding completed fiscal periods. On July 27, 2006, the Company announced its intention to restate its consolidated financial statements as of and for the years ended December 31, 2001 through 2005, as well as its unaudited financial information as of and for the three months ended March 31, 2006, to correct accounting errors associated with certain investments held by the Company. On August 28, 2006, the Company filed its quarterly report on Form 10-Q for the quarter ended June 30, 2006. The Company will file an amended 2005 Annual Report on Form 10-K to reflect the impact of the restatement.
     The information in this Current Report on Form 8-K under this item 2.02, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

EXHIBIT INDEX

Exhibit	Description
99.1	Investor Presentation

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 6, 2006

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary